Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP, INC. PROVIDES UPDATE ON RESTAURANTS
AFFECTED BY SEVERE WEATHER
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All Units Are Open For Business

LEBANON, Tenn. – September 23, 2008 – CBRL Group, Inc. (Nasdaq: CBRL) today reported that all Cracker Barrel Old Country Store® locations are open and operating, following repair and clean-up efforts due to the effects of recent storms, including Hurricane Ike. As of today, sales of approximately 50 Cracker Barrel stores have been affected by tropical storms, hurricanes and community flooding in the quarter to date. This equates to approximately 90 days of lost sales with an estimated system wide impact of 0.2% for the first quarter. Approximately five units incurred minor property damage. No units incurred flood damage, though community flooding required some store closures.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 579 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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